Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216476, 333-219088 and 333-221291 on Form S-3 and Registration Statement Nos. 033-62705, 333-02733, 333-09167, 333-18391, 333-25587, 333-49725, 333-78173, 333-85094, 333-87529, 333-95795, 333-110332, 333-124256, 333-124257, 333-130566, 333-130570, 333-143916, 333-149989, 333-149993, 333-156027, 333-163805, 333-189578, 333-189579, 333-189580, 333-189581, 333-195768, 333-202364, 333-202366, 333-203952, 333-226041, 333-226039, 333-223265 and 333-223264 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements and financial statement schedule of SCANA Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, (which reports express an unqualified opinion), incorporated by reference in this Annual Report on Form 10-K of Dominion Energy, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

February 28, 2019